UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on September 8, 2016. There were three proposals considered at the Annual Meeting, each of which is described briefly below and detailed in the Company’s definitive proxy statement dated July 20, 2016 for the Annual Meeting (the “Proxy Statement”).

The final voting results from the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Proposal 1 was a proposal to elect six nominees to serve a one-year term on the Company’s Board of Directors, as detailed in the Proxy Statement. Following is the number of votes cast “For” or “Authority Withheld” for each of the nominees set forth in Proposal 1, as well as the number of “Abstentions” and “Broker Non-Votes” as to each nominee. Each of the nominees was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	For	Authority Withheld	Abstentions	Broker Non-Votes
Behrooz Abdi	43,215,065	266,438	0	3,506,654
Izak Bencuya	43,300,681	180,822	0	3,506,654
Ryan A. Benton	43,246,223	235,280	0	3,506,654
Pierre Guilbault	42,593,225	888,278	0	3,506,654
Brian Hilton	42,908,964	572,539	0	3,506,654
Gary Meyers	43,125,931	355,572	0	3,506,654

Proposal 2 – Ratification of Auditors

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
46,936,055	50,867	1,235	0

Proposal 3 – Say on Pay

Proposal 3 was a proposal to approve an advisory vote on executive compensation, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
42,724,924	662,151	94,428	3,506,654

Item 8.01. Other Events.

On September 8, 2016, the Company’s Board of Directors, in addition to appointing Gary Meyers as Chairman of the Board, appointed independent directors to serve on the Board committees as follows:

Audit Committee

Brian Hilton, Chairman

Behrooz Abdi

Izak Bencuya

Gary Meyers

Compensation Committee

Izak Bencuya, Chairman

Behrooz Abdi

Gary Meyers

Corporate Governance and Nominating Committee

Gary Meyers, Chairman

Izak Bencuya

Brian Hilton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016	EXAR CORPORATION

/s/ Ryan A. Benton
Ryan A. Benton
Chief Executive Officer